Rule 424(b)(3)
                                        Files Nos. 333-78121
                                                333-78121-01


 Prospectus Supplement dated February 25, 2000 to Prospectus dated August 31, 1999


           Bell Atlantic Financial Services, Inc.
                           Issuer

                  Bell Atlantic Corporation
                      Support Provider

                       $2,455,000,000

          5.75% Senior Exchangeable Notes due 2003



     This Prospectus Supplement dated February 25, 2000
supplements and amends the Prospectus dated August 31, 1991 as follows:

     The section entitled "SELLING HOLDERS," beginning on page 38 is amended to include the following selling
Noteholders who have provided us with notice and the requisite information as of February 25, 2000. To the extent that a selling Noteholder listed below is already named in the Prospectus, the information set forth below replaces the information in the Prospectus.

    Name and Address of
          Selling
        Noteholder                       Principal Amont of Notes Benefically
                                                  Owned and to be Sold
JMG Convertible Investments, LP
1999 Avenue of the Stars, Suite 2530
Los Angeles, CA 90067                                 $ 750,000




Triton Capital Investments Ltd                        $ 750,000
1999 Avenue of the Stars, Suite 2530
Los Angeles, CA 90067